SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 16, 1996



                                 ART CARDS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Colorado                   33-17229-D               84-0978589
 ---------------------------   -------------------       -----------------
(State or other jurisdiction  (Commission File No.)     (I.R.S. Employer
 of incorporation)                                       Identification No.)





                    933 Pearl Street, Denver, Colorado 80203
                    ----------------------------------------
                    (Address of principal executive offices)



        Registrant's telephone number including area code: (303) 831-9335




                                                                  4 Total Pages

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Item 8.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

     (a) On May 16, 1996, the Company retained the firm of Janet Loss, C.P.A., P.C. to serve as the Company's principal independent accountants in place of Mitchell o Finley and Company, P.C., which had served in that capacity for the two fiscal years ended December 31, 1993. On June 7, 1996, the Company advised Mitchell o Finley and Company, P.C. that the Company was terminating Mitchell o Finley and Company, P.C. as the Company's principal independent accountants as of May 16, 1996.

     (b) There were no disagreements during the Company's two fiscal years ended December 31, 1993, or any interim period subsequent thereto between the Company and Mitchell o Finley and Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mitchell o Finley and Company, P.C., would have caused Mitchell o Finley and Company, P.C. to make reference in its reports to the subject matter of such disagreement.

     (c) The opinions of Mitchell o Finley and Company, P.C. on the Company's financial statements for the fiscal years ended December 31, 1993 and 1992, contained no adverse opinion or disclaimer of opinion, nor were such opinions qualified as to uncertainty, audit scope or accounting principles, except that such opinions raised substantial doubt about the Company;s ability to continue as a going concern.

     (d) The decision to change accountants was not approved by the Company's Board of Directors or any committee thereof.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements--Not Applicable.

     (b) Exhibits.

     (16) Letter on Change in Certifying Accountant.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 11, 1996

                                               ART CARDS, INC.



                                               By /s/ Richard H. Miller,
                                                 ------------------------------
                                                  Richard H. Miller, President








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                                  EXHIBIT INDEX


Exhibit           Description                                          Page No.
- - -------           -----------                                          --------
16                Letter on Change in Certifying Accountant               5





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